Exhibit 99.2

PDS Biotech Initiates VERSATILE-002 Phase 2 Combination Trial of PDS0101-KEYTRUDA® in Recurrent/Metastatic Head and Neck Cancer in Collaboration with Merck

VERSATILE-002 Trial for First Line Treatment of Recurrent/Metastatic Head and Neck Cancer with Combination PDS0101-KEYTRUDA® is Now Open and Recruiting Patients

Florham Park, NJ, November 9, 2020 – PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immuno-oncology company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology, today announced that its VERSATILE-002 Phase 2 clinical trial evaluating the combination of PDS0101 and KEYTRUDA® (pembrolizumab) for the first-line treatment of head and neck cancer that has returned or spread is now open. The trial is being conducted in collaboration with Merck.

The VERSATILE-002 Phase 2 trial is a multi-center, open label, single arm, non-randomized trial that plans to enroll approximately 100 patients across 25 sites in the U.S. The University of Tennessee Medical Center is the first site to open.  The studies to be performed at the UT Medical Center will be led by Principal Investigator Dr. Timothy Panella, M.D.  The clinical study will evaluate the efficacy and safety of PDS0101, PDS Biotech’s lead Versamune®-based immunotherapy targeting human papillomavirus (HPV)-associated cancers, in combination with KEYTRUDA® (pembrolizumab), Merck's checkpoint inhibitor, in the first-line treatment of patients with HPV16-positive head and neck cancer that has returned or spread. KEYTRUDA® was approved by the FDA in June 2019 as first-line treatment for recurrent or metastatic head and neck cancer. VERSATILE-002 will study if combining PDS0101 with KEYTRUDA® is more effective than what has been previously shown with KEYTRUDA® alone.  The main efficacy endpoint in this study is shrinkage of the tumor referred to as the objective response rate (ORR) at nine months following the initiation of treatment with the combination.

“The launch of the VERSATILE-002 Phase 2 trial demonstrates our commitment to developing a safe and effective treatment option that builds upon the current standard of care for patients with this aggressive cancer and further strengthens our collaboration with Merck,” commented Dr. Frank Bedu-Addo, CEO of PDS Biotech. “Though the COVID-19 pandemic impacted our initial timeline, we are pleased to open up this trial to patients.”

Dr. Lauren V. Wood, Chief Medical Officer of PDS Biotech added, “Initial studies suggest that Versamune®-based immunotherapies administered in combination with checkpoint inhibitors, such as KEYTRUDA®, have the potential to enhance the immune system’s ability to induce a more powerful and targeted anti-tumor response. We look forward to sharing updates as this study progresses.”

“We are thrilled to offer our patients with recurrent or metastatic head and neck cancer such an exciting and potentially safe treatment option,” commented Dr. Timothy Panella, who is the VERSATILE-002 Principal Investigator at the UT Medical Center, “this type of combination approach is attractive to patients and offers a novel targeted therapy in the fight against this very challenging disease.”

Dr. Jared Weiss, Section Chief of Thoracic and Head and Neck Oncology at the University of Carolina at Chapel Hill School of Medicine and Lineberger Comprehensive Cancer Center, is serving as the Lead Principal Investigator of VERSATILE-002. Patients interested in enrolling in this clinical study should email info@pdsbiotech.com or visit the website at http://pdsbiotech.com/VERSATILE-002 to learn more.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company with a growing pipeline of cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology platform. Versamune® effectively delivers disease-specific antigens for in vivo uptake and processing, while also activating the critical type 1 interferon immunological pathway, resulting in production of potent disease-specific killer T-cells as well as neutralizing antibodies. PDS Biotech has engineered multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize disease cells and effectively attack and destroy them.  To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

About PDS0101

PDS Biotech’s lead candidate, PDS0101, combines the utility of the Versamune® platform with targeted antigens in HPV-expressing cancers.  In partnership with Merck and Co., PDS Biotech is advancing a combination of PDS0101 and KEYTRUDA® to a Phase 2 study in first-line treatment of recurrent or metastatic head and neck cancer. In separate partnership with the National Cancer Institute (NCI), and The University of Texas MD Anderson Cancer Center, PDS Biotech is conducting additional Phase 2 studies in advanced HPV-associated cancers and advanced localized cervical cancer respectively.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast.” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for its lead asset, PDS0101; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Jacob Goldberger
CG Capital
Phone: +1 (404) 736-3841
Email: jacob@cg.capital